SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. ___)

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VISTA GOLD CORP.
(Name of Registrant As Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Mr A Sample Designation (if any) Add1Add2 add3 add4 add5 add6 000001 Holder ID:C1234567890XXXControl Number1234567890 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2016.Dear Shareholder,1.This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.2.The management information and proxy statement of Vista Gold Corp. (the “Corporation”) (the “Information Circular and Proxy Statement”), the Corporation’s 2015 Annual Report on Form 10-K and the Corporation’s ﬁnancial statements request form (the “Annual Return Card”) are available at http://vistagold.investorroom.com/index.php?s=62 and at www.sedar.com.3.If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 10, 2016 to facilitate timely delivery.The 2016 Annual General Meeting of Shareholders (the “Annual Meeting”) of the Corporation will be held on April 26, 2016 at the ofﬁces of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada, at 10:00 a.m. local time. Only shareholders who owned stock at the close of business on the record date of March 7, 2016 may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. The purpose of the Annual Meeting is to consider and act upon the following proposals:1.to receive the annual report to shareholders and the consolidated ﬁnancial statements of the Corporation, together with the auditor’s report thereon, for the ﬁscal year ended December 31, 2015;2.to elect directors to hold ofﬁce until the next annual general meeting;3.to appoint EKS&H LLLP as auditor to hold ofﬁce until the next annual general meeting and at a remuneration to be ﬁxed by the Corporation’s Board of Directors through the Audit Committee; and4.to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.The Board of Directors recommends that you vote FOR each nominee for the Board of Directors and FOR each of the items of business to be brought before the Annual Meeting as described above.

You may access the following proxy materials and the Annual Return Card athttp://vistagold.investorroom.com/index.php?s=62 and at www.sedar.com:•Notice of the 2016 Annual Meeting of Shareholders;•The Company’s 2016 Information Circular and Proxy Statement;•The Company’s 2015 Annual Report on Form 10-K for the ﬁscal year ended December 31, 2015;•The Annual Return Card; and•The form of proxy.You may access the above proxy materials at http://vistagold.investorroom.com/index.php?s=62 and at www. sedar.com and thereafter, a proxy card online by logging on to www.investorvote.com and entering the control number and account number above your name and address at the top of this letter to vote your shares. We encourage you to review the proxy materials prior to voting.If you prefer a paper copy of the proxy materials, please call us at 1-866-981-1185, email us atir@vistagold.com, or send a written request to our ofﬁces at the address below:Vista Gold Corp.7961 Shaffer Parkway, Suite 5Littleton, CO 80127 Attention: SecretaryIf interested, you may attend the Annual Meeting in person.DirectionstoattendtheAnnual Meeting where registered shareholders may vote in person can be found on our website at http://vistagold.investorroom.com/index.php?s=62.If you have any questions about this Notice or the proxy materials, please call 1-866-981-1185 Monday through Friday from the hours of 8:00AM to 5:00PM Mountain Time.This Notice also constitutes notice of the Annual Meeting.Thank you in advance for your participation and for your investment in Vista Gold Corp. Sincerely, /s/ Frederick H. Earnest FREDERICK H. EARNEST President and Chief Executive Ofﬁcer